UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 21, 2015

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ServiceSource International, Inc.
(Exact name of Registrant as specified in its charter)

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Delaware	001-35108	81-0578975
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

634 Second Street
San Francisco, California 94107
(Address of principal executive offices, including zip code)

(415) 901-6030
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2015, Michael A. Smerklo resigned as Chairman and member of the Board of Directors (the "Board") of ServiceSource International, Inc. ("ServiceSource" or, the "Company"), effective as of the closing of the Company's Annual Shareholder Meeting on May 28, 2015. The decision of Mr. Smerklo to resign is not the result of any disagreement with ServiceSource on any matter relating to its operations, policies or practices. The Company greatly appreciates the contributions Mr. Smerklo has made to ServiceSource.

On May 22, 2015, the Board accepted Mr. Smerklo's resignation and, in accordance with the Company's bylaws, resolved to reduce the number of authorized members of the Board from ten to nine directors, effective as of the closing of the Company's Annual Shareholder Meeting on May 28, 2015.

On May 26, 2015, the Company issued a press release announcing Mr. Smerklo's resignation. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release dated May 26, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2015

SERVICESOURCE INTERNATIONAL, INC.

By:	/s/ Matthew Goldberg
Name:	Matthew Goldberg
Title:	Vice President, General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated May 26, 2015